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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                     FORM 8-A/A-3


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                           Telephone and Data Systems, Inc.
               -------------------------------------------------------
               (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                 36-2669023
 --------------------------------------     ----------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

     30 North LaSalle Street, Chicago, Illinois                60602
   ---------------------------------------------           ------------
     (Address of Principal Executive Offices)                (Zip Code)

      If this form relates to the          If this form relates to the
      registration of a class of           registration of a class of
      securities pursuant to Section       securities pursuant to Section
      12(b) of the Exchange Act and is     12(g) of the Exchange Act and is
      effective pursuant to General        effective pursuant to General
      Instruction A.(c), please check the  Instruction A.(d), please check
      following box. / /                   the following box. / /

Securities Act registration statement file number to which this form relates:
                                                        333-42535
                                                     ---------------
                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
     -----------------------------            ------------------------------
     Common Shares, par value $.01                American  Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
                                    --------------
                                   (Title of Class)

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                                   EXPLANATORY NOTE

          Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa") and Telephone and Data Systems, Inc., a Delaware corporation ("TDS Delaware"), which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa has been merged with and into TDS Delaware, with TDS Delaware as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa (the "Iowa Common Shares") issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of TDS Delaware (the "Delaware Common Shares"), each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of TDS Delaware, and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of the same series of TDS Delaware.

          The Reincorporation Merger and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of TDS Delaware, dated March 24, 1998, as supplemented, which is part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-42535), which is incorporated by reference herein.

          This Amendment to the Registration Statement on Form 8-A of TDS Iowa is being filed by TDS Delaware for the for the purpose of amending the Form 8-A of TDS Iowa to reflect the transaction described above and to adopt such Registration Statement on Form 8-A, as amended hereby, as its own for all purposes.

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description (the "Description") of the Registrant's Common Shares, par value $.01 per share, appearing under the caption "Proposal 1 - Tracking Stock Proposal" in the Registrant's Proxy Statement/Prospectus, dated March 24, 1998, as supplemented, is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating the Description is deemed to be incorporated herein by reference.

          The Delaware Common Shares have been substituted for the Iowa Common Shares and will continue to be traded on the American Stock Exchange under the symbol "TDS."

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ITEM 2.   EXHIBITS.

Exhibit
Number                          Description of Document
-------                         -----------------------
     3.1 Restated Certificate of Incorporation of the Registrant, is hereby incorporated by reference to EXHIBIT 3.1 to the Registrant's Current Report on Form 8-K dated May 22, 1998.

     3.2 Restated Bylaws of the Registrant, are hereby incorporated by reference to EXHIBIT 3.2 to the Registrant's Current Report on Form 8-K dated May 22, 1998.

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                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              TELEPHONE AND DATA SYSTEMS, INC.

Date:  May 22, 1998                By:    /s/ Gregory J. Wilkinson
                                         -------------------------
                                   Name:  Gregory J. Wilkinson
                                   Title:  Vice President and Controller





                   SIGNATURE PAGE TO TDS 8-A/A-3 DATED MAY 22, 1998

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                                    EXHIBIT INDEX


EXHIBIT
NUMBER                          DESCRIPTION OF DOCUMENT
-------                         -----------------------
     3.1 Restated Certificate of Incorporation of the Registrant, is hereby incorporated by reference to EXHIBIT 3.1 to the Registrant's Current Report on Form 8-K dated May 22, 1998.

     3.2 Restated Bylaws of the Registrant, are hereby incorporated by reference to EXHIBIT 3.2 to the Registrant's Current Report on Form 8-K dated May 22, 1998.